CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 18, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to Shareholders of Evergreen Limited Market Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
November 26, 1996

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Class Y Prospectus and the Class A, Class B and Class C Prospectus and to the incorporation by reference of our report, dated November 17, 1995, on the financial statements and financial highlights of Evergreen Limited Market Fund, Inc. included in the 1995 Annual Report to Shareholders, in the Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A No. 2-81494) dated November 29, 1996 of The Evergreen Domestic Growth Funds.


                                                         /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
November 26, 1996